UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 12, 2015

DARLING INGREDIENTS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS	75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Darling Ingredients Inc. (the "Company") held on May 12, 2015, the stockholders elected the Company's Board of Directors and voted upon two Board proposals contained within the Company's Proxy Statement dated March 31, 2015.

The Board nominees were elected with the following vote:

Nominee	For	Against	Abstentions	Broker Non Votes

Randall C. Stuewe	124,634,668	10,032,038	2,610,539	16,128,899
O. Thomas Albrecht	105,672,682	28,992,394	2,612,169	16,128,899
D. Eugene Ewing	106,868,650	27,799,266	2,609,329	16,128,899
Dirk Kloosterboer	133,542,364	1,121,344	2,613,537	16,128,899
Mary R. Korby	133,939,084	727,423	2,610,738	16,128,899
Charles Macaluso	132,682,250	1,984,974	2,610,021	16,128,899
John D. March	106,871,923	27,795,037	2,610,285	16,128,899
Justinus J.G.M. Sanders	133,867,782	797,164	2,612,299	16,128,899
Michael Urbut	133,373,165	1,287,247	2,616,833	16,128,899

The stockholders voted on the following proposals and cast their votes as described below:

Board proposal to ratify the selection of KPMG LLP, independent registered public accounting firm, as the Company’s independent registered public accountant for the fiscal year ending January 2, 2016:

For	Against	Abstentions	Broker Non Votes
149,067,877	1,636,178	2,702,089	—

Board proposal to approve, on an advisory basis, the Company’s executive compensation:

For	Against	Abstentions	Broker Non Votes
41,094,039	93,519,683	2,663,523	16,128,899

In light of the advisory vote on executive compensation, the Company's Compensation Committee intends to undertake a thorough review of the Company's existing executive compensation program and consider whether and to what extent changes to the program are appropriate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INGREDIENTS INC.

Date: May 15, 2015	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President and General Counsel

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